SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): June 19, 1996



                           AMERICAN CINEMASTORES INC.
             (Exact name of registrant as specified in its charter)



                    DELAWARE                 0-23138        95-4374952
          (State or other jurisdiction      (Commission  (I.R.S. Employer
                of incorporation)          File Number)   Identification No.)



     1543 7TH STREET, SUITE 400, SANTA MONICA, CALIFORNIA   90401
            (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (310) 394-6444





        ----------------------------------------------------------------
           Former name or former address, if changed since last report

     Item 5. Events.

     As of June 19, 1996, Registrant and two newly formed wholly-owned subsidiaries of Registrant (the "Merger Subs") entered into Agreements and Plans of Merger (collectively, the "Merger Agreements") with each of (i) Superior/Panoramic Hand Prints Inc. ("Superior"), its sole shareholder (the "Superior Stockholder") and Robert J. Strem, individually ("Strem") and (ii) Just Jackets Corporation ("JJC," and together with Superior, the "Target Companies"), its shareholders (the "JJC Stockholders," and together with the Superior Stockholder, the "Target Company Stockholders"), Strem and Bruce Sacks, individually ("Sacks," and together with Strem, the "Principals").

     Pursuant to, and upon the terms and conditions of the Merger Agreements, at the Effective Time (as defined below), each of the Target Companies will be merged with and into each of the Merger Subs (the "Mergers"), and all outstanding shares of the capital stock of the Target Companies will automatically be converted into the right to receive, as consideration, an aggregate of $2.04 million and 1,025,000 shares of Registrant's Common Stock. At the closing of the Mergers, the Target Company Stockholders will receive 1,025,000 shares of the Registrant's Common Stock, constituting approximately 8.5% of the then outstanding shares of common stock of Registrant.

     The Target Companies are principally involved in the production of value added garments, beach and golf towels and wearables (including denim) by means of the application of graphic images, screenprinting and embroidery (the "Businesses"). Following the Mergers, the Merger Subs will change their respective names to "Superior/Panoramic Hand Prints Inc." and "Just Jackets Corporation," respectively, and will conduct the respective Businesses under such names.

     The Mergers will be effective as of the date and time of the filing of agreements of merger with the Secretary of State of California (the "Effective Time") in accordance with the California General Corporation Law. The Merger Agreements provide that such filings will be made as promptly as practicable following satisfaction of, or waiver of compliance with, certain conditions precedent, as more particularly set forth in the Merger Agreements attached hereto as Exhibits, including principally the following:

     (a) Absence of any injunction or other legal restraint in connection with either of the Mergers which in the judgment of Registrant or the Target Company Stockholders makes it inadvisable to proceed with the Mergers;

     (b) Accuracy of the representations and warranties of the Principals and the Target Company Stockholders;

     (c) Completion by Registrant of an equity financing resulting in sufficient net proceeds to fund the Cash Consideration and provide working capital of at least $1,000,000 for the Merger Subs (the "Equity Financing");

     (d) Absence of material adverse change in the financial or business condition of the Target Companies;

     (e) Receipt and satisfactory review by Registrant of Superior's audited financial statements for the year ended December 31, 1995;

     (f) Delivery to the Principals by Registrant or Merger Subs of original guaranties and/or releases from liability under guaranties given by the Principals to certain creditors of the Target Companies and/or execution of Cross-Indemnity Agreements (as defined below) by Registrant and the Principals, providing, in part, for the indemnification of the Principals against liability under any guaranty which has not been so returned or released except as otherwise limited by such agreements;

     (g) Receipt by the Principals of waivers by the bank that provides credit facilities to the Target Companies as to any defaults in complying with the credit agreements with such bank, and (ii) Strem shall have indemnified the Registrant Parties against loss or liability resulting from material undisclosed defaults by Superior under credit and financing agreements to be assumed by the Merger Sub into which Superior is merged;

     (h) The reported closing bid price per share of Registrant's Common Stock for the last NASDAQ trading day prior to the Effective Time to be not less than $2.65 per share; and

     (i) Consummation of the Mergers by July 31, 1996 or such later date to which all parties to the Merger Agreements agree in writing.

     The Merger Agreements may be terminated by the Registrant Parties, on the one hand, or by the Target Company Stockholders, on the other, prior to the Effective Time on certain grounds, including the following: (i) subject to an exception, the Mergers are not consummated by July 31, 1996 (or such later date to which all parties to the Merger Agreements agree in writing), or (ii) an order or decree permanently restraining a Merger is issued, or (iii) the terminating parties have reasonably determined that a Merger is inadvisable or impractical by reason of the initiation or threat of material litigation against Registrant or a Target Company, or (iv) the terminating parties have determined that, subject to certain exceptions, there has been a material adverse change in the business, assets or financial condition of Registrant or a Target Company since December 31, 1995 or (v) a breach of a material provision of a Merger Agreement by a party which is not timely remedied by such breaching party.

     In certain circumstances, including termination of the Merger Agreements on certain bases, the parties will be obligated to pay or reimburse the other parties for actual costs (including professional fees) and expenses incurred by such other parties in connection with the Mergers, in addition to other rights the party may have.

     For illustrative purposes only, attached as Schedule I to this report are unaudited pro forma condensed combined financial statements (the "Pro Forma Financials"), which assume a business combination among Registrant and the Target Companies accounted for as a purchase, as more particularly described in the "Notes to Pro Forma Financials." The Pro Forma Financials are, however, not necessarily indicative of the operating results or financial position that would have occurred had the Mergers become effective as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. Specifically, the Merger Financials do not reflect any sales attrition, cost savings or synergies which may result from the Mergers.

     Simultaneously with the closing of the anticipated Mergers, Registrant has agreed to take reasonable action to cause the following to occur:

     1. Amendment of Registrant's by-laws to increase the number of directors constituting Registrant's board of directors from two (2) to five (5) directors and the nomination and election, as directors to fill such vacancies, of Strem, a designee of The Boston Group, L.P. (which will act as the Company's agent in connection with the Equity Financing) and two other persons jointly designated by Strem and Registrant's President, Steve Natale ("Natale");

     2. Election of each of Strem and Sacks as Presidents of the respective Merger Subs, whereupon Registrant shall enter into a three-year employment agreement with Strem employing Strem as president of the Merger Sub into which Superior is merged and the Merger Sub into which JJC is merged shall enter into a one-year employment agreement with Sacks employing Sacks as president of such Merger Sub. Strem is president and a director of Superior and a trustee of the Target Company Stockholders and Sacks is an officer of JJC and a trustee of a JJC Stockholder. The Superior Stockholder will receive an aggregate of 975,000 shares of Registrant's Common Stock and the JJC Stockholders will receive an aggregate of 50,000 shares of Registrant's Common Stock upon consummation of the Mergers;

     3. Execution of Cross-Indemnity Agreements by Registrant and the Target Company Stockholders (collectively, the "Cross-Indemnity Agreements"), whereby Registrant, on the one hand, and the Target Company Stockholders, on the other hand, indemnify the other party with respect to certain obligations of the Target Companies previously guaranteed by the Target Company Stockholders;

     4. Execution of Registration Rights Agreements with the Target Company Stockholders (collectively, the "Registration Rights Agreements"), whereby Registrant grants certain registration rights under the Securities Act of 1933, as amended, as to shares of Registrant's Common Stock issued to the Target Company Stockholders pursuant to the Merger Agreements;

     5. Steven Natale, president, director and a principal stockholder of Registrant, and the Superior Stockholder shall enter into a Lock-Up Agreement whereby each agrees, until the first anniversary of the Closing Date, not to transfer or dispose of 750,000 and 1,000,000 shares, respectively, of Registrant's Common Stock; and

     6. Resignation of Mr. Gill Champion (the current Chairman of the Board of Directors and Chief Executive Officer of Registrant) as a director and officer of Registrant, effective at the Effective Time.

     The sources of the Merger Consideration will be authorized but unissued shares of Registrant's Common Stock and the net proceeds of exercises of outstanding redeemable warrants of Registrant pursuant to a warrant solicitation to be made by the Registrant.

     The amount of the Merger Consideration paid by Registrant was determined by negotiations among the representatives of Registrant and the Target Companies.

     There can be no assurance that the Mergers will be consummated or that, if consummated, that the operations of the Merger Subs will generate significant revenues or net income for the Company.

     The descriptions of the Merger Agreements and the other agreements described herein are qualified in their entirety by reference to the copies of the Merger Agreements and the other agreements which are filed exhibits to this Report and which are incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               A. Financial Statements of the Business Acquired.

     1. Financial statements of the Target Companies will be filed with the SEC in compliance with the Item 2 reporting requirements of Form 8K in the event the Mergers are consummated and become effective in accordance with the California General Corporation Law.

               B. Pro Forma Financial Information.

     1. Financial statements of Registrant will be filed with the SEC in compliance with the Item 2 reporting requirements of Form 8K in the event the Mergers are consummated and become effective in accordance with California General Corporation Law.

               C. Exhibits.

     1. Exhibit 2.1 - Agreement and Plan of Merger, dated as of June 19, 1996, by and among Registrant, its subsidiary, Superior, Strem and the Superior Stockholder (the "Superior Merger Agreement").

     2. Exhibit 2.2 - Omitted Schedules and Exhibits of the Superior Merger Agreement.

     3. Exhibit 2.3 - Agreement and Plan of Merger, dated as of June 19, 1996, by and among Registrant, its subsidiary, JJC, the Target Company Stockholders, and the Principals (the "JJC Merger Agreement").

     4. Exhibit 2.4 - Omitted Schedules and Exhibits of the JJC Merger
Agreement.

     5. Exhibit 10.1 - Registration Rights Agreement, to be dated as of the closing, between Registrant and the Superior Stockholder.

     6. Exhibit 10.2 - Registration Rights Agreement, to be dated as of the closing, between Registrant and the Target Company Stockholders.

     7. Exhibit 10.3 - Cross-Indemnification Agreement, to be dated as of the closing, among Registrant and each of Strem and Janet Strem.

     8. Exhibit 10.4 - Cross-Indemnification Agreement, to be dated as of the closing, among Registrant and each of Strem, Janet Strem, Sacks and Sharon Sacks.

     9. Exhibit 10.5 - Lock Up Agreement, to be dated as of the closing, by and among Natale, the Superior Stockholder and Registrant.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN CINEMASTORES, INC.




                                        By:/s/ Steve Natale


                                           ________________________________
                                           Steve Natale, President

Dated:  June 25, 1996

                             SCHEDULE I to FORM 8-K





                              American CinemaStores Inc., Superior/Panoramic Hand Prints Inc., and Just Jackets Corporation
                                              Unaudited Pro Forma Condensed Combined Balance Sheets at
                                                   May 31, 1996 for American CinemaStores Inc. and
                              December 31, 1995 for Superior/Panoramic Hand Prints Inc. and Just Jackets Corporation

                                   American                     Just          Pro Forma
                                   CinemaStores   Superior      Jackets       Adjustments      Combined
ASSETS
Current assets
 Cash and equivalents ......   $   480,960    $      --     $      --     $      --         $   480,960

 Accounts receivable (net) .       387,885        830,878       271,611          --           1,363,310
 Inventory (net) ...........        60,085        969,312       144,547       150,000         1,451,008

 Prepaid and other .........         5,030         77,080         2,100          --              84,210
                                     ------------------------------------------------------------------
Total current assets .......       933,960      1,877,270       418,258       150,000         3,379,488

Property, plant and
   equipment (net) .........       103,050        886,489        32,027       250,000         1,271,566
Goodwill (net) .............          --             --            --       3,476,884         3,476,884
Other assets ...............       250,664         27,989         1,250          --             279,303
                                   --------------------------------------------------------------------

Total assets ...............   $ 1,287,674    $ 2,791,748   $   451,535   $ 3,876,884       $ 8,407,841
                               ===========    ===========   ===========   ===========       ===========

Liabilities and
Stockholders' Equity
Current liabilities
 Accounts payable ..........   $   166,185    $   847,525   $   171,057   $      --
                               $ 1,184,767
 Accrued liabilities .......        38,447         75,343         1,320          --             115,110
 Notes payable, bank .......          --          967,948       266,606          --           1,234,554
 Current portion of
 long term debt ............          --          221,568          --            --             221,568
                                  ---------------------------------------------------------------------
Total current liabilities ..       204,632      2,112,384       438,983          --           2,755,999

Long term debt .............          --          372,084          --            --             372,084
Liability for acquisition
 Purchase ..................          --             --            --       2,040,000         2,040,000

Stockholders' equity
 Preferred stock ...........          --             --            --            --                --
 Common Stock ..............         6,892          1,700         5,000        (4,360)            9,232
 Additional paid in capital      7,103,552        224,900          --       2,079,044         9,407,496
 Retained earnings(deficit)     (6,027,410)        80,680         7,552      (237,800)       (6,176,978)
                                ------------------------------------------------------------------------
Total stockholders' equity .     1,083,042        307,280        12,552     1,836,884         3,239,750

Total liabilities and
Stockholders' equity .......   $ 1,287,674    $ 2,791,748   $   451,535   $ 3,876,884       $ 8,407,841
                               ===========   ===========   ===========    ===========       ===========


(1)  Reflects a step-up from revaluation of inventory.
(2)  There also will be a revaluation of fixed assets whereby a higher fixed asset level will be established.
(3)  Analysis  is  underway  to  allocate  portions  of  goodwill to other asset accounts. The resulting goodwill amount will be amortized over fifteen years.
            See accompanying notes to unaudited pro forma condensed combined financial statements.

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




 American CinemaStores Inc., Superior/Panoramic Hand Prints Inc. and Just Jackets Corporation
           Unaudited Pro Forma Condensed Combined Statements of Income
                            For The Fiscal Year Ended
                   May 31, 1996 for American CinemaStores Inc.
                                       and
 December 31, 1995 for Superior/Panoramic Hand Prints Inc. and Just Jackets Corporation

                                         American                               Just    Pro Forma
                                        CinemaStores        Superior         Jackets    Adjustments      Combined
Net Sales ........................   $    714,220    $  8,457,526    $  1,238,825   $       --         $ 10,410,571
Cost of Sales ....................        361,123       6,103,283         834,861           --            7,299,267
                                          --------------------------------------------------------------------------

Gross profit .....................        353,097       2,354,243         403,964           --            3,111,304
Selling, general and
 Administrative expenses .........      1,869,585       2,078,892         372,668        317,064(1)       4,638,209
                                        ----------------------------------------------------------------------------

Income(loss) from
 Continuing operations ...........     (1,516,488)        275,351          31,296       (317,064)        (1,526,905)
Interest expense .................        (81,093)        138,356          21,001           --               78,264
                                       ----------------------------------------------------------------------------

Income(loss) before taxes
 From continuing operations ......     (1,435,395)        136,995          10,295       (317,064)        (1,605,169)

Loss from discontinued
 Operations ......................       (966,809)                                                         (966,809)

Net income(loss) .................   $ (2,402,204)   $    136,995    $     10,295   $   (317,064)      $ (2,571,978)
                                     ============    ============    ============   ============       ============

Net (loss) per share:
 Loss from continuing operations .   $      (0.21)                                                      $      (0.13)
 Loss from discontinued operations          (0.14)                                                             (0.08)
                                     ------------                                                       ------------
Net loss per share ...............   $      (0.35)                                                      $      (0.21)
                                      ============                                                      =============

Weighted average common
 shares outstanding ..............      6,892,638                                                         12,117,638



(1) Assumes amortization of goodwill or depreciation of increased value of fixed assets for twelve months.


See accompanying notes to unaudited pro forma condensed combined financial statements.








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



           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS




1. The Merger Financials are presented based on the respective historical financial statements and notes thereto of the Target Companies disclosed to Registrant pursuant to due diligence investigations of such Target Companies. The pro forma condensed combined balance sheet combines Registrant's May 31, 1996 historical balance sheet with the historical balance sheets of the Target Companies as at December 31, 1995, assuming that the Effective Time was May 31, 1996. The pro forma condensed combined statements of income combine Registrant's historical statements of operation for the fiscal year ended May 31, 1996 with the corresponding historical statements of operations of the Target Companies for the fiscal year ended December 31, 1995, assuming that the Mergers were effective on the first day of each of the fiscal years ended May 31, 1996 and December 31, 1995.

2. The Merger Financials are also presented based on the assumption that, as anticipated by the Equity Financing, an aggregate of 5,225,000 shares of Common Stock of Registrant were issued upon exercise of all outstanding Redeemable Warrants at an exercise price of $4.00 per Redeemable Warrant ($2.00 per share) and reflect the issuance of the 1,025,000 shares of Common Stock and the payment of $2,040,000, constituting the Merger Consideration, to the Target Company Stockholders, in exchange for all of the outstanding capital stock of the Target Companies, pursuant to the terms of the Merger Agreements.

     Direct transaction costs of approximately $1 million associated with the merger are to be charged to operations during the quarter fiscal period in which the Mergers are consummated and are not included in the Merger Financials.

3. The Target Company Stockholders have elected under Subchapter S of the Internal Revenue Code of 1986, as amended, to include the income of the Target Companies of which they are stockholders as their own for income tax purposes.

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